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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): March 5, 2001


                               AP HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)

           DELAWARE                  333-50433                  06-1269403

(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation                                       Identification No.)



                            900 N. MICHIGAN AVENUE
                            CHICAGO, IL 60611-1542
             (Address and zip code of principal executive offices)

                                (312) 274-2000
             (Registrant's telephone number, including area code)


        (Former name or former address, if changed since last report.)


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Item 5.         Other Events.

     As previously disclosed in Item 3 of AP Holdings, Inc.'s ("Holdings") Form 10-Q for the quarter ended September 30, 2000, the bankruptcy filing of AmeriServe Food Distribution, Inc. on January 31, 2000 was a default under certain debt instruments of Holberg Industries, Inc. ("Holberg"). As a result of such defaults, the creditors of Holberg could have taken control of Holberg or Holdings, one of its subsidiaries. A change in control of Holberg or Holdings would also constitute a change in control of APCOA/Standard Parking, Inc. ("APCOA"), a subsidiary of Holdings, under APCOA's debt instruments and of Holdings under its bond indenture.

     On March 5, 2001 Holberg restructured certain of its debt and eliminated the defaults thereunder, thereby eliminating the possibility of a change of control of Holdings under its bond indenture or the possibility of a change in control of APCOA under the APCOA debt instruments as a result of such defaults.
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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 7, 2001

                                               AP HOLDINGS, INC.


                                            By: /s/ John V. Holten
                                                ----------------------------
                                          Name:     John V. Holten
                                         Title:   Chairman and Director